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                                                                     Exhibit 23


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The J. M. Smucker Company of our reports dated June 24, 2005, with respect to the consolidated financial statements of The J. M. Smucker Company, The J. M. Smucker Company management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The J. M. Smucker Company, included in the 2005 Annual Report to Shareholders of The J. M. Smucker Company.

Our audits also included the financial statement schedule of The J. M. Smucker Company listed in Item 16(a). This schedule is the responsibility of The J. M. Smucker Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements of our reports dated June 24, 2005, with respect to the consolidated financial statements of The J. M. Smucker Company incorporated herein by reference, The J. M. Smucker Company management's assessment of the effectiveness of internal control over financial reporting, the effectiveness of internal control over financial reporting of The J. M. Smucker Company, and our report included in the preceding paragraph with respect to the financial statement schedule of The J. M. Smucker Company included in this Annual Report (Form 10-K) for the year ended April 30, 2005:

 Registration       Registration
   Statement           Number                   Description
-------------------------------------------------------------------------------
Form S-8             33-21273          1987 Stock Option Plan
Form S-8             33-38011          1987 Stock Option Plan
Form S-8             333-98335         The J. M. Smucker Company Amended and
                                           Restated 1998 Equity and
                                           Performance Incentive Plan
Form S-8             333-116622        Amended and Restated 1986 Stock Option
                                           Incentive Plan of The J. M. Smucker
                                           Company
                                       Amended and Restated 1989 Stock-Based
                                           Incentive Plan of The J. M. Smucker
                                           Company
                                       Amended and Restated 1997 Stock-Based
                                           Incentive Plan of The J. M. Smucker
                                           Company
Form S-3             333-68416         Registration of 75,000 Common Shares




                                                       /s/ ERNST & YOUNG LLP

Akron, Ohio
July 8, 2005